Exhibit 10.5

EXECUTION VERSION

NOTEHOLDER BACKSTOP COMMITMENT AGREEMENT AMONG

LEGACY RESERVES INC. AND

THE BACKSTOP PARTIES PARTY HERETO

Dated as of June 13, 2019

i

Section 10.08	Headings	57
Section 10.09	Specific Performance	57
Section 10.10	Damages	57
Section 10.11	No Reliance	57
Section 10.12	Publicity	57
Section 10.13	Settlement Discussions	58
Section 10.14	No Recourse	58
Section 10.15	Severability	58

SCHEDULES AND EXHIBITS

Schedule 1	Noteholder Backstop Commitment Percentages

Exhibit A	Form of Joinder Agreement

NOTEHOLDER BACKSTOP COMMITMENT AGREEMENT

This NOTEHOLDER BACKSTOP COMMITMENT AGREEMENT (including exhibits and schedules attached hereto and incorporated herein, this “Agreement”), dated as of June 13, 2019, is made by and among Legacy Reserves Inc., a Delaware corporation (as a debtor in possession and a reorganized debtor, as applicable, the “Company” or “Legacy”) on behalf of itself and the other Debtors, on the one hand, and each of the Backstop Parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Backstop Party” and, collectively, as the “Backstop Parties”), on the other hand. The Company and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the term sheet attached to the RSA (as defined below) as Exhibit A (as the same may be amended, modified or supplemented, the “Restructuring Term Sheet”).

RECITALS

WHEREAS the Debtors, certain other subsidiaries of the Company, the Backstop Parties and certain other parties are party to that certain Restructuring Support and Lock-Up Agreement, dated as of June 13, 2019 (as may be amended, modified, or supplemented from time to time, in accordance with its terms, the “RSA”), which contemplates, among other things, (a) consummation of the Plan and (b) entry by the Debtors and the Backstop Parties into this Agreement;

WHEREAS, the Company and certain of its debtor affiliates (each, individually, a “Debtor” and, collectively, the “Debtors”) each intend to commence jointly administered proceedings (the “Chapter 11 Proceedings”) under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, the Debtors intend to seek entry of one or more orders of the Bankruptcy Court, in each case, in form and substance acceptable to the Company and the Required Supporting Creditors (x) confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the “Confirmation Order”) and (y) authorizing the consummation of the transactions contemplated hereby (which order is expected to take the form of, and be incorporated into, the Confirmation Order (the “BCA Consummation Approval Order”));

WHEREAS, subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed to purchase, severally and not jointly, its Backstop Commitment Percentage of the Unsubscribed Shares, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE 1
DEFINITIONS

Section 1.01    Definitions. Except as otherwise expressly provided in this Agreement, or unless the context otherwise requires, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided that, for purposes of this Agreement, no Backstop Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

 “Alternate Transaction” means any transaction or series of related transactions with a third party (other than the Company and its Subsidiaries) with respect to a reorganization, restructuring, merger, consolidation, share exchange, rights offering, financing, equity investment, business combination, recapitalization or similar transaction (including the sale of all or substantially all of the assets of the Company and its Subsidiaries other than in the ordinary course of business) involving the Company or any other Debtors that is inconsistent with the Rights Offering, the Backstop Commitment, this Agreement or the Plan.

 “Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws and “Antitrust Authority” means any one of them.

 “Antitrust Laws” mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Available Shares” means the Unsubscribed Shares that any Backstop Party fails to purchase as a result of a Backstop Party Default by such Backstop Party.

“Backstop Commitment Percentage” means, with respect to any Backstop Party, the percentage set forth opposite such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

 “Backstop Party Confidentiality Agreement” means any confidentiality agreement entered into between the Company and any Backstop Party.

“Backstop Party Default” means the failure by any Backstop Party to deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Funding Deadline in accordance with Section 2.04(b).

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to Chapter 11 Proceedings.

“BCA Approval Order” means an order of the Bankruptcy Court in form and substance reasonably acceptable to the Debtors and the Required Backstop Parties approving of the Company’s entry into and assumption of this Agreement and providing for the Backstop Fee hereunder to the extent applicable, to constitute administrative expenses of the Company’s bankruptcy estates.

“BCA Approval Obligations” means the obligations of the Company under Articles 3, 6 and 8 hereof and the Backstop Parties’ right to terminate this Agreement pursuant to, and in accordance with, Article 9.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Certificate of Incorporation” means the certificate of incorporation of Reorganized Legacy Reserves, to be filed with Secretary of State of the State of Delaware on or about the Effective Date.

“Change of Recommendation” means (i) the Company or the Board or any committee thereof shall have withdrawn, qualified or modified, in a manner inconsistent with the obligations of the Company under this Agreement, its approval or recommendation of this Agreement, the Rights Offering, the Backstop Commitment or the Plan or the transactions contemplated hereby or thereby or (ii) the Company or the Board or any committee thereof shall have approved or recommended, or resolved to approve or recommend (including by filing any pleading or document with the Bankruptcy Court seeking Bankruptcy Court approval of) any Alternate Transaction or Alternate Transaction Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Collective Bargaining Agreements” means any and all written agreements, memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, that have been entered into between, or that involve or apply to, any employer and any Employee Representative.

“Company Balance Sheet” means the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2019.

“Company Disclosure Schedule” means the disclosure schedules delivered by the Company to the Backstop Parties on the date of this Agreement.

“Company Plans” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, retirement, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any current or potential liability.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company since December 31, 2018.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding any Company Plan.

“Defaulting Backstop Party” means, at any time, any Backstop Party that caused a Backstop Party Default that is continuing at such time.

“DIP Lenders” has the meaning assigned thereto in the Restructuring Term Sheet.

“DIP Credit Agreement” has the meaning assigned thereto in the Restructuring Term Sheet.

“Disclosure Statement” has the meaning assigned thereto in the Restructuring Term Sheet.

“Disclosure Statement Order” has the meaning assigned thereto in the Restructuring Term Sheet.

“Effective Date” has the meaning assigned thereto in the Restructuring Term Sheet.

“Emergence Credit Facilities” means the DIP Facility and, if entered into, the Exit Facility.

“Emergence Credit Facilities Agreements” means the DIP Credit Agreement, and, if entered into, the Exit Facility Loan Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exit Facility” has the meaning assigned thereto in the Restructuring Term Sheet.

“Exit Facility Agent” means the administrative agent under the Exit Facility appointed pursuant to the terms of the Exit Facility Loan Agreement.

“Exit Facility Lenders” means the lenders under the Exit Facility.

“Exit Facility Loan Agreement” has the meaning assigned thereto in the Restructuring Term Sheet.

“Final Order” has the meaning assigned thereto in the Restructuring Term Sheet.

“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means all U.S. or foreign intellectual or industrial property or proprietary rights, including any: (i) trademarks, service marks, trade dress, domain names, social media identifiers, corporate and trade names, logos and all other indicia of source or origin, together with all associated goodwill, (ii) patents, inventions, invention disclosures, technology, know-how, processes and methods, (iii) copyrights and copyrighted works, (including software, applications, source and object code, databases and compilations, online, advertising and promotional materials, mobile and social media content and documentation), (iv) trade secrets and confidential or proprietary information or content, and (v) all registrations, applications, renewals, re- issues, continuations, continuations-in-part, divisions, extensions, re-examinations and foreign counterparts of any of the foregoing.

“Interest” has the meaning assigned thereto in the Restructuring Term Sheet.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge, without any additional inquiry, of the chief executive officer, chief financial officer or general counsel of the Company.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Management Incentive Plan” has the meaning assigned thereto in the RSA and Restructuring Term Sheet.

“Material Adverse Effect” means any Event that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, finances, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, in each case taken as a whole, excluding any effect resulting from those events typically resulting from the filing of, or emergence from, Chapter 11 Proceedings or the announcement thereof; or (ii) the ability of the Company and its Subsidiaries to perform their obligations under, or to consummate the transactions contemplated by, this Agreement, in each case with respect to clauses (i) and (ii) above except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination) (A) any change in global, national or regional political conditions (including acts of terrorism or war) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company and its Subsidiaries operate; (B) any changes in applicable Law or GAAP, or in the interpretation or enforcement thereof; (C) the execution, announcement or performance of this Agreement, the Plan, the RSA, the Registration Rights Agreement, or the transactions contemplated hereby or thereby (and the departure of any officers of the Company as a result of the foregoing); (D) changes in the market price or trading volume of the claims or equity or debt securities of the Company or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (E) the filing or pendency of the Chapter 11 Proceedings or actions taken in connection with the Chapter 11 Proceedings that are directed by the Bankruptcy Court and made in compliance with the Bankruptcy Code; or (F) national emergencies or natural disasters; provided, that the exceptions set forth in clauses (A), (B) and (F) shall not apply to the extent that such Event is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.

“Material Entity” means the Company and any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other substances of any kind, that are regulated pursuant to or could give rise to liability under any Environmental Law.

“New Common Stock” has the meaning assigned thereto in the Restructuring Term Sheet.

“New Organizational Documents” means the organizational documents of the Reorganized Debtors, including, without limitation, the Certificate of Incorporation and Reorganized Legacy Reserves’ bylaws, a stockholders’ agreement to be entered into by and among Reorganized Legacy Reserves and certain stockholders of the Company and a registration rights agreement to be entered into by Reorganized Legacy, in each case, in form and substance reasonably acceptable to the Debtors and the Required Backstop Parties.

“Noteholders” has the meaning assigned thereto in the Restructuring Term Sheet.

“Notes Claims” has the meaning assigned thereto in the Restructuring Term Sheet.

“Oil and Gas Leases” means those leases, subleases, licenses, concessions and other agreements, as amended, modified or restated, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property, pipelines or processing plants used in the Company’s or its Subsidiaries’ business, which is related to the oil and gas industry.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Owned Real Property” means all real property and interests in real property owned, in whole or in part, directly or indirectly by the Company and its Subsidiaries, together with all buildings, fixtures and improvements now or subsequently located thereon, and all appurtenances thereto; provided that Owned Real Property shall not include Oil and Gas Leases.

“Per Share Price” means an amount that shall be determined in accordance with the Restructuring Term Sheet.

“Permitted Liens” means (i) Liens for Taxes that (A) are not due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to any Owned Real Property, Oil and Gas Leases or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that do not materially detract from the value of, or materially impair the use of, any of the Owned Real Property or personal property of the Company or any of its Subsidiaries; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of any Owned Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Owned Real Property; (iv) easements, covenants, conditions, restrictions and other similar matters affecting title to any Owned Real Property or Oil and Gas Leases and other title defects that do not or would not materially impair the use or occupancy of such real property or the operation of the Company’s or any of its Subsidiaries’ business; (v) contractual Liens which arise in the ordinary course of business under joint operating agreements and other agreements which are usual and customary in the oil and gas industry, and which do not materially detract from the value of, or materially impair the use of, any of the Oil and Gas Leases; (vi) from and after the occurrence of the Effective Date, Liens granted in connection with the Emergence Credit Facilities; and (vii) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Petition Date” means the date on which the Bankruptcy Cases are commenced.

“Plan” means the Plan of Reorganization of Legacy Reserves Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code, as may be amended altered, amended, modified, or supplemented from time to time.

“Plan Sponsor” means certain funds managed or advised by GSO Capital Partners LP and its affiliates.

“Plan Supplement” has the meaning assigned thereto in the Restructuring Term Sheet.

“Post-Effective Date Business” means the businesses, assets and properties of the Company and its Subsidiaries, taken as a whole, as of the Effective Date after giving effect to the transactions contemplated by the Plan, as described in the Disclosure Statement.

“Purchase Price” means an amount equal to the product of the Unsubscribed Shares to be purchased by the applicable Backstop Parties and the Per Share Price.

“Real Property Leases” means those leases, subleases, licenses, concessions and other agreements, as amended, modified or restated, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property used in the Company’s or its Subsidiaries’ business; provided that Real Property Leases shall not include Oil and Gas Leases.

“Reallocation Percentage” means, with respect to any Backstop Party, the percentage set forth opposite such Backstop Party’s name under the column titled “Reallocation Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

“Related Fund” means with respect to any Person, an Affiliate or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate or the same investment manager, advisor or sub-advisor as such Person or an Affiliate of such investment manager, advisor or sub-advisor.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Reorganized Legacy Reserves” has the meaning assigned thereto in the Restructuring Term Sheet.

“Representatives” means, with respect to any Person, such Person’s directors, officers, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Backstop Parties” means the Backstop Parties (other than any Defaulting Backstop Parties) holding at least fifty-one percent (51.0%) of the aggregate Backstop Commitment Percentages held by all of the Backstop Parties (excluding any Defaulting Backstop Parties); provided that for purposes of this definition, each such Backstop Party shall be deemed to hold the Backstop Commitment Percentages held by such Backstop Party’s Related Funds.

“Required Supporting Creditors” has the meaning assigned thereto in the Restructuring Term Sheet.

“Restructuring Term Sheet” has the meaning assigned thereto in the preamble.

“Restructuring Transactions” has the meaning assigned thereto in the Restructuring Term Sheet.

“Rights Offering Amount” means an amount equal to $66,500,000.

“Rights Offering” means the rights offering that may be conducted by the Company on the terms reflected in the Restructuring Term Sheet pursuant to the Rights Offering Procedures.

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the applicable purchase price therefore.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court pursuant to the Disclosure Statement Order and shall be in form and substance reasonably acceptable to the Debtors and the Required Backstop Parties.

“Rights Offering Shares” means the shares of New Common Stock that may be offered in the Rights Offering pursuant to the terms of the Rights Offering Procedures.

“Rights Offering Subscription Agent” means the agent described in the Rights Offering Procedures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor Backstop Parties” means GSO Capital Partners LP and its affiliates that are parties to the Sponsor Backstop Commitment Agreement.

“Sponsor Backstop Commitment Agreement” means that certain Backstop Commitment Agreement dated as of June 13, 2019 among Legacy Reserves Inc. and GSO Capital Partners LP and its affiliates that are parties thereto.

“Subscription Rights” means the subscription rights distributed pursuant to the Rights Offering, if any, in accordance with the Rights Offering Procedures.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (ii) has the power to elect a majority of the board of directors or similar governing body or (iii) has the power to direct, or otherwise control, the business and policies thereof.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Governmental Entity, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Transfer” means directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future direct or indirect beneficial, economic or legal interest) sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.

“Unlegended Shares” means any shares of New Common Stock acquired by the Backstop Parties and their respective Affiliates and Related Funds pursuant to this Agreement and the Plan, including all shares issued to the Backstop Parties and their respective Affiliates in connection with the Rights Offering, that do not require, or are no longer subject to, the Legend.

“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by Rights Offering Participants in accordance with the Rights Offering Procedures and Plan.

Section 1.02     Additional Defined Terms. In addition to the terms defined in Section 1.01, additional defined terms used herein shall have the respective meanings assigned thereto in the Sections indicated in the table below.

Defined Term	Section
Agreement	Preamble
Applicable Consent	Section 4.07
Backstop Commitment	Section 2.02
Backstop Escrow Account	Section 2.04(a)
Backstop Fee	Section 3.01
Backstop Party	Preamble
Backstop Party Replacement	Section 2.03(a)
Backstop Party Replacement Period	Section 2.03(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
BCA Consummation Approval Order	Recitals
Chapter 11 Proceedings	Recitals
Closing	Section 2.05(a)
Closing Date	Section 2.05(a)
Company	Preamble
Confirmation Order	Recitals
Debtor	Recitals
Employee Representatives	Section 4.15(a)
Environmental Laws	Section 4.20(a)
Environmental Permits	Section 4.20(c)
Escrow Agreement	Section 2.04(b)
Expense Reimbursement	Section 3.03(a)
Filing Party	Section 6.04(b)
Financial Reports	Section 6.05(a)
Financial Statements	Section 4.09
Funding Amount	Section 2.04(a)
Funding Deadline	Section 2.04(a)
Funding Notice	Section 2.04(a)
GAAP	Section 4.09
Indemnified Claim	Section 8.02
Indemnified Person	Section 8.01
Indemnifying Party	Section 8.01
Joinder Agreement	Section 2.06(b)
Joint Filing Party	Section 6.04(c)
Legal Proceedings	Section 4.14
Legend	Section 6.13
Losses	Section 8.01
Material Contract	Section 4.25(a)

Money Laundering Laws	Section 4.27
Multiemployer Plan	Section 4.22(b)
New Purchaser	Section 2.06(c)
Non-Waiving Backstop Parties	Section 7.02
Outside Date	Section 9.01(e)
Party	Preamble
Permitted Backstop Commitment Transferee	Section 2.06(c)
Petition Date	Recitals
Registration Rights Agreement	Section 6.09
Replacing Backstop Parties	Section 2.03(a)
Restructuring Term Sheet	Recitals
RSA	Recitals
Sponsor Participation Amount	Section 2.02(b)
Tax Returns	Section 4.21(a)
Transaction Agreements	Section 4.02(a)
U.S. Benefit Plans	Section 4.22(a)
Waiving Backstop Parties	Section 7.02

Section 1.03     Construction. In this Agreement, unless the context otherwise requires:

(a)           references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)           the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;

(c)           references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (.pdf), facsimile transmission or comparable means of communication;

(d)           words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(e)           the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(f)            the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(g)            “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(h)           references to “day” or “days” are to calendar days;

(i)            references to “the date hereof” means as of the date of this Agreement;

(j)            unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(k)           references to “dollars” or “$” are to United States of America dollars.

ARTICLE 2
BACKSTOP COMMITMENT

Section 2.01     The Rights Offering. On and subject to the terms and conditions hereof, including entry of the BCA Approval Order, and the BCA Consummation Approval Order by the Bankruptcy Court, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, this Agreement and the Plan. Upon request from the Required Backstop Parties from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, the Backstop Parties of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Section 2.02     The Backstop Commitment. (a) Subject to Section 2.02(b) and Section 2.06, on and subject to the terms and conditions hereof, including entry of the BCA Approval Order and BCA Consummation Approval Order by the Bankruptcy Court, each Backstop Party hereby agrees, severally and not jointly, to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan; provided that any Defaulting Backstop Party shall be liable to each non-Defaulting Backstop Party, the Company and Reorganized Legacy Reserves as a result of any breach of its obligations hereunder. On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Backstop Party agrees, severally and not jointly, to purchase, and Reorganized Legacy Reserves shall sell to such Backstop Party, on the Closing Date for the applicable aggregate Per Share Price, the number of Unsubscribed Shares equal to (x) such Backstop Party’s Backstop Commitment Percentage multiplied by (y) the aggregate number of Unsubscribed Shares (such obligation to purchase, the “Backstop Commitment”), rounded among the Backstop Parties solely to avoid fractional shares as the Required Backstop Parties may determine (provided that in no event shall such rounding reduce the aggregate commitment of any Backstop Party).

(b)            The Sponsor Backstop Parties shall receive, and shall commit to exercise, Subscription Rights for $10,200,000 of Rights Offering Shares in the Rights Offering (the “Sponsor Participation Amount”), which amount shall be reserved for and allocated to the Sponsor Backstop Parties and shall not be subject to reduction for any reason for so long as such Sponsor Backstop Parties continue to hold at least the minimum amount of Notes Claims that would otherwise entitle them to receive such number of Participation Rights if such rights were allocated to Noteholders on a pro rata basis by Notes Claims; provided that, to the extent that the amount of Notes Claims held by the Sponsor Backstop Parties decreases below the minimum amount of Notes Claims that would entitle the Sponsor Backstop Parties to receive the full Sponsor Participation Amount, the Sponsor Participation Amount shall be proportionally reduced by the amount of any such decrease. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate amount that the Plan Sponsor (together with any permitted transferee of the Plan Sponsor’s Backstop Commitment that is a Related Fund) shall be permitted to acquire in respect of the Rights Offering Shares and Unsubscribed Shares cumulatively at the Per Share Price shall be an amount equal to the Sponsor Participation Amount. To the extent that the Plan Sponsor (together with any permitted transferee of the Plan Sponsor’s Backstop Commitment or other rights or obligations under this Agreement) would otherwise be required to purchase Unsubscribed Shares pursuant to the terms of its Backstop Commitment, then each other Backstop Party shall be obligated to purchase pursuant to its Backstop Commitment (at the same Per Share Price), and Reorganized Legacy Reserves shall sell to each such Backstop Party, the number of Unsubscribed Shares equal to (x) the Unsubscribed Shares which would have caused the Plan Sponsor (together with any permitted transferee of the Plan Sponsor’s Backstop Commitment or other rights or obligations under this Agreement) to fund in excess of the Sponsor Participation Amount in the aggregate multiplied by (y) such Backstop Party’s Reallocation Percentage, rounded among the Backstop Parties solely to avoid fractional shares as the Required Backstop Parties may determine.

Section 2.03     Backstop Party Default. (a)  Upon the occurrence of a Backstop Party Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but shall not be obligated to, within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties of such Backstop Party Default (which notice shall be given promptly following the occurrence of such Backstop Party Default) (such five (5) Business Day period, the “Backstop Party Replacement Period”) to make arrangements for one or more of the Backstop Parties (other than the Defaulting Backstop Party) to purchase all or any portion of the Available Shares (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts based upon the applicable Backstop Commitment Percentage of any such Backstop Parties or as may otherwise be agreed upon by all of the Backstop Parties electing to purchase all or any portion of the Available Shares (such Backstop Parties, the “Replacing Backstop Parties”). Any such Available Shares purchased by a Replacing Backstop Party shall be included in the determination of (x) the Unsubscribed Shares of such Replacing Backstop Party for all purposes hereunder and (y) the Backstop Commitment Percentage of such Backstop Party for the purposes of the Backstop Fee. If a Backstop Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Backstop Party Replacement to be completed within the Backstop Party Replacement Period. If a Backstop Party is or becomes a Defaulting Backstop Party, it shall not be entitled to the Backstop Fee.

(b)           Nothing in this Agreement shall be deemed to require a Backstop Party to purchase more than its Backstop Commitment Percentage.

(c)            For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.02 but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Backstop Party from liability hereunder in connection with such Defaulting Backstop Party’s Backstop Party Default. Such Defaulting Backstop Party will be liable to the non-defaulting Parties for money damages and/or specific performance as set forth in Section 10.09.

Section 2.04     Backstop Escrow Account Funding. (a)  Funding Notice. Subject to Section 2.02(b), at least twelve (12) Business Days before the Funding Deadline (as defined below), the Company shall deliver to each Backstop Party, or cause the Rights Offering Subscription Agent to deliver to each Backstop Party, a written notice (the “Funding Notice”) of (i) the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants (the “Subscribed Shares”) and the aggregate purchase price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price therefor; (iii) the number of Unsubscribed Shares (based upon such Backstop Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Backstop Party and the Purchase Price therefor as well as the Subscribed Shares to be purchased by such Backstop Party and the purchase price therefore (in aggregate, the “Funding Amount”); (iv) wire instructions for a segregated escrow account to which such Backstop Party shall deliver the Funding Amount (the “Backstop Escrow Account”); and (v) an estimate of the deadline for delivery of the Funding Amount, which deadline shall be no earlier than five (5) Business Days before the expected Effective Date (the “Funding Deadline”). The Company and the Rights Offering Subscription Agent shall promptly provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Backstop Party may reasonably request.

(b)           Backstop Escrow Account Funding. No later than the Funding Deadline, each Backstop Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Backstop Party’s Backstop Commitment. The Backstop Escrow Account shall be established with an escrow agent reasonably acceptable to the Backstop Parties and the Company pursuant to an escrow agreement (the “Escrow Agreement”) in form and substance reasonably acceptable to the Required Backstop Parties and the Company. The funds held in the Backstop Escrow Account shall be released, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party promptly following (i) the termination of this Agreement in accordance with its terms and (ii) the Outside Date if, by such date, the Closing Date has not occurred.

Section 2.05     Closing. (a)  Subject to Article 7, unless otherwise mutually agreed in writing between the Company and the Required Backstop Parties, the closing of the Backstop Commitments (the “Closing”) shall take place via electronic exchange of closing documents and signature pages on date on which all of the conditions set forth in Article 7 shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(b)           At the Closing, the Company and the Backstop Parties shall deliver a joint written instruction to the Escrow Agent authorizing the release of the funds held in the Backstop Escrow Account as set forth and in accordance with the terms of the Escrow Agreement, Section 6.13 and the Plan.

(c)           At the Closing, issuance of the New Common Stock will be made by the Company to the account of each Backstop Party (or to such other accounts as any Backstop Party may designate in accordance with this Agreement) against payment of the aggregate purchase price therefor of such Backstop Party. The entry of any New Common Stock to be delivered pursuant to this Section 2.05(c) into the account of a Backstop Party (or its designee) pursuant to the Company’s book entry procedures and delivery to such Backstop Party (or its designee) of an account statement reflecting the book entry of such New Common Stock shall be deemed delivery of such New Common Stock for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all New Common Stock will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.06      Designation and Assignment Rights.

(a)           Each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of the New Common Stock that it is obligated to purchase hereunder be issued in the name of, and delivered to, one or more of its Related Funds upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each Related Fund, (ii) specify the number of shares of New Common Stock to be delivered to or issued in the name of such Related Fund and (iii) contain a confirmation by such Related Fund of the accuracy of the representations set forth in Article 5 as applied to such Related Fund; provided that no such designation pursuant to this Section 2.06(a) shall relieve such Backstop Party from its funding obligations under this Agreement.

(b)            Each Backstop Party shall have the right to Transfer all or any portion of its Backstop Commitment to a Related Fund; provided that (i) such Backstop Party and Related Fund agree in a writing addressed to the Company that such Related Fund shall purchase such portion of such Backstop Party’s Backstop Commitment; (ii) each Backstop Party confirms in writing its good faith belief that all of the representations and warranties in Article 5 are accurate with respect to such Related Fund; and (iii) such Related Fund executes a joinder agreement substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”) and delivers an executed copy thereof to the Company; provided that no such Transfer pursuant to this Section 2.06(b) shall relieve such Backstop Party from its funding obligations under this Agreement if such Related Fund fails to fund hereunder.

(c)            Each Backstop Party shall have the right to Transfer to any Person that is not an existing Backstop Party or Related Fund (each of the Persons to whom a Transfer is made, a “New Purchaser”) either (i) all or any portion of its Backstop Commitment; provided that (A) such Transfer shall have been consented to by the Required Backstop Parties and the Company (in each case, such consent shall not be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Business Days following notification in writing to the Company of a proposed Transfer by such Backstop Party), and (B) such New Purchaser executes a Joinder Agreement and delivers an executed copy thereof to the Company (any Related Fund party as described in Section 2.06(b) and/or New Purchaser as described in this Section 2.06(c)(i) that executes and delivers such Joinder Agreement shall be referred to as a “Permitted Backstop Commitment Transferee”) or (ii) all or any portion of its obligation to fund the purchase of the Unsubscribed Shares (the “Funding Obligation” and, for the avoidance of doubt, which Transfer shall not include the Backstop Commitment) pursuant to documentation that is reasonably satisfactory to both the Backstop Party effecting such Transfer and the Company; provided that no Backstop Party effecting a Transfer of the Funding Obligation pursuant to this Section 2.06(c)(ii) shall be relieved, released or novated from its obligations under this Agreement until such New Purchaser has actually funded all or any portion of the Funding Obligation so transferred into the Backstop Escrow Account.

(d)            Each Backstop Party, severally and not jointly, agrees that it will not, directly or indirectly, assign or otherwise Transfer, at any time prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.03, 2.06(a), 2.06(b), 2.06(c), 7.02, 10.07. After the Closing Date, nothing in this Agreement shall limit or restrict in any way any Backstop Party’s ability to Transfer any of its shares of New Common Stock or any interest therein; provided that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws.

ARTICLE 3
BACKSTOP FEE AND EXPENSE REIMBURSEMENT

Section 3.01     Fees Payable by the Company. Subject to Section 3.02, as consideration for the Backstop Commitment and the other agreements of the Backstop Parties in this Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate fee in an amount equal to 6.0% of the Rights Offering Amount, calculated in accordance with Section 3.02 to the Backstop Parties (including any Replacing Backstop Party, but excluding any Defaulting Backstop Party) or their designees based upon their respective Backstop Commitment Percentages on the date hereof (the “Backstop Fee”).

The provisions for the payment of the Backstop Fee and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the Backstop Fee and Expense Reimbursement shall constitute allowed administrative expenses of the Debtors’ estates under Sections 503(b) and 507 of the Bankruptcy Code. The Backstop Fee shall be payable in New Common Stock and shall be fully earned upon the execution of this Agreement.

For the avoidance of doubt, the Backstop Commitment Percentage of the Sponsor Backstop Parties is 15.33% in aggregate as set forth on Schedule 1 and, accordingly, the Sponsor Backstop Parties are entitled to the corresponding percentage of the Backstop Fee (i.e., 15.33% of 6.0% of the Rights Offering Amount, or $612,000).

Section 3.02      Payment of Fees. The Backstop Fee shall be fully earned, indefeasible, nonrefundable and non-avoidable upon entry of the BCA Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Fee will be payable regardless of the number of Unsubscribed Shares (if any) actually purchased. Payment of the Backstop Fee shall be made as and when due and payable in New Common Stock. The Backstop Fee shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code. Except as provided for in Section 2.03, the Backstop Fee shall be nonrefundable and non-avoidable if and when paid.

Section 3.03      Expense Reimbursement.

(a)       Until the earlier to occur of (x) the Closing and (y) the termination of this Agreement in accordance with its terms, the Debtors agree to pay in accordance with Section 3.03(b): (A) the fees and expenses (including reasonable travel costs and expenses) of Davis Polk & Wardwell LLP, Houlihan Lokey Capital, Inc., and Rapp & Krock, PC, in each case that have been and are actually incurred in connection with (x) the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated thereby and (y) the Restructuring Transactions; and (B) the reasonable and documented fees and out-of-pocket expenses of the Backstop Parties relating to this Agreement, in each case, that have been paid or are payable by the Backstop Parties (such payment obligations set forth in clauses (A) and (B), collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code.

(b)      The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid within ten (10) Business Days of the Company’s receipt of invoices therefor (and in no event earlier than ten (10) Business Days after the date on which the BCA Approval Order is entered). The Expense Reimbursement accrued thereafter shall be payable by the Debtors within ten (10) Business Days after receipt of monthly invoices therefor; provided that the Debtors’ final payment shall be made contemporaneously with the Closing or the termination of this Agreement, as applicable, pursuant to Article 9.  For the avoidance of doubt, the Expense Reimbursement shall not be payable by the Debtors in the event of a termination of this Agreement pursuant to Section 9.01(f)(i), and the Backstop Parties shall promptly reimburse the Company for all Expense Reimbursement paid by the Company prior to any such termination; provided that for the avoidance of doubt, the Expense Reimbursement shall still be due and payable to any Backstop Party that shall not have been the cause of the termination of this Agreement pursuant to Section 9.01(f)(i).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Statement, Company Disclosure Schedule or any Company SEC Document but subject in each case to Section 4.33, the Debtors, jointly and severally, hereby represent and warrant to the Backstop Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below:

Section 4.01     Organization and Qualification. Each Material Entity is a legal entity duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Material Entity is duly qualified or licensed and is authorized to do business and is in good standing (or the equivalent thereof) under the Laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, in each case except to the extent that the failure to be so qualified or licensed or be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.02     Corporate Power and Authority. (a)  The Company has the requisite corporate power and authority (i) (A) subject to the entry of the BCA Approval Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to the entry of the Disclosure Statement Order, the BCA Approval Order, the BCA Consummation Approval Order and the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to the entry of the Confirmation Order, to enter into, execute and deliver the Registration Rights Agreement and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Registration Rights Agreement and such other agreements, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b)           Subject to the entry of the Disclosure Statement Order, the BCA Approval Order, the BCA Consummation Approval Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of each other Debtor party thereto, and no other corporate proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(c)           Subject to the entry of the Disclosure Statement Order, the BCA Approval Order, the BCA Consummation Approval Order, and the Confirmation Order, each of the Company and the other Debtors has the requisite corporate power and authority to perform its obligations under the Plan, and has taken all necessary corporate actions required for the due consummation of the Plan in accordance with its terms.

Section 4.03     Execution and Delivery; Enforceability. Subject to the entry of the Disclosure Statement Order, the BCA Approval Order, the BCA Consummation Approval Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the BCA Approval Order, and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors in accordance with their respective terms. Upon entry of the BCA Approval Order and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, each of the other obligations hereunder will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms.

Section 4.04     Authorized and Issued Capital Stock.

(a)           The shares of New Common Stock to be issued pursuant to the Plan, including the shares of New Common Stock to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof (including the Backstop Fee), will, when issued and delivered on the Closing Date, be duly authorized and validly issued and will be fully paid and non- assessable, and will not be subject to any Liens (other than Permitted Liens and transfer restrictions imposed hereunder or by applicable Law or the Registration Rights Agreement) or any preemptive rights (other than any rights set forth in the Plan or the New Organizational Documents).

(b)           Except as contemplated by the Plan, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(c)           Except as described in this Section 4.04 and except as set forth in the Plan, Registration Rights Agreement, the New Organizational Documents, the Emergence Credit Facilities, the Management Incentive Plan or any employment agreement entered into in accordance with the Plan, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any shares of capital stock of the Company or any of its Subsidiaries or (iv) relates to the voting of any shares of capital stock of the Company.

Section 4.05     [Reserved].

Section 4.06     No Conflict. Assuming the consents described in clauses (i) through (vi) of Section 4.07 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under, the Emergence Credit Facilities Agreements and related documents or any Contract to which the Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Plan, (ii) will not result in any violation of the provisions of the New Organizational Documents or any of the organization documents of any of the Company’s Subsidiaries and (iii) will not result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except, in the cases described in clauses (i) and (iii), for such conflicts, breaches, modifications, violations or Liens that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.07     Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (each an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by each Backstop Party with its obligations hereunder and thereunder), except for (i) the entry of the Disclosure Statement Order, the BCA Approval Order, and the BCA Consummation Approval Order authorizing the Company to execute and deliver this Agreement and perform each of its other obligations hereunder, (ii) the entry of the Confirmation Order, (iii) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Incorporation with the relevant state or national agency, and the filing of any other corporate documents with applicable state filing agencies applicable to the other Debtors, (v) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase of the New Common Stock by the Backstop Parties and the Rights Offering Participants and (vi) any other Applicable Consent the failure of which to obtain would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.08      Arm’s Length. The Company acknowledges and agrees that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Backstop Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.09      Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Company’s annual and quarterly reports filed on Forms 10-K and 10-Q by the Company with the SEC as of and for the fiscal year ended December 31, 2018 and for the interim period ended March 31, 2019 (collectively, the “Financial Statements”) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, in each case, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, taken as a whole, as of the dates indicated and for the periods specified therein. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods and at the dates covered thereby (except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC).

Section 4.10     Disclosure Statement and Company SEC Documents.

(a)            The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

(b)           Since December 31, 2018, the Company has filed all required reports, schedules, forms and statements with the SEC. As of its respective filing date (and as of the date of any amendment), each of the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents.

(c)            As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed since December 31, 2018 pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading

(d)            Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed since December 31, 2018 pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)            There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)            There are no securitization transactions and off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by the Company or its Subsidiaries since December 31, 2018.

Section 4.11     No Undisclosed Material Liabilities. Except as set forth in Schedule 4.11, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since December 31, 2018; and (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the representations and warranties contained in this Section 4.11 shall be deemed to relate to environmental matters (which are governed by Section 4.20), employee benefits matters (which are governed by Section 4.22), employment matters (which are governed by Section 4.15) or tax matters (which are governed by Section 4.21).

Section 4.12     Absence of Certain Changes. From December 31, 2018 to the date hereof, no Event has occurred or exists that has, had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the representations and warranties contained in this Section 4.12 shall be deemed to relate to environmental matters (which are governed by Section 4.20), employee benefits matters (which are governed by Section 4.22), employment matters (which are governed by Section 4.15) or tax matters (which are governed by Section 4.21).

Section 4.13     No Violation; Compliance with Laws. (i) The Company is not in violation of its charter or bylaws in any material respect and (ii) no Subsidiary of the Company is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since December 31, 2018, in violation of any Law or Order, except for any such violation that has not and would not reasonably be expected to have, individually or in  the aggregate, a Material Adverse Effect.

Section 4.14     Legal Proceedings. Other than the Chapter 11 Proceedings, any adversary proceedings or contested motions commenced in connection therewith and except as set forth in Section 4.14 of the Company Disclosure Schedule, there are no notices, claims, complaints, requests for information or legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the representations and warranties contained in this Section 4.14 shall be deemed to relate to environmental matters (which are governed by Section 4.20)

Section 4.15     Labor Relations. (a)  There is no labor or employment-related Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any of their respective employees or such employees’ labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed for collective bargaining purposes (collectively “Employee Representatives”), or by any Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           There are no Collective Bargaining Agreements applicable to persons employed by the Company or any of its Subsidiaries in effect as of the date of this Agreement as of the date of this Agreement. In addition, there are no jurisdictions in which the employees of the Company or any of its Subsidiaries are represented by a works council or similar entity and, to the Knowledge of the Company, no union organizing efforts or Employee Representatives’ elections are underway or threatened with respect to any such employees. There is no strike, lockout, material labor dispute or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there has not been any such action within the past two (2) years. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Agreement prior to entering into this Agreement.

(c)           Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has complied in all respects with its payment obligations to all employees of the Company and any of its Subsidiaries in respect of all wages, salaries, fees, commissions, bonuses, overtime pay, holiday pay, sick pay, benefits and all other compensation, remuneration and emoluments due and payable to such employees under any Company Plan or any applicable Collective Bargaining Agreement or Law, except to the extent that any noncompliance does not constitute or would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect and, for the avoidance of doubt, except for any payments that are not permitted by the Bankruptcy Court or the Bankruptcy Code.

Section 4.16     Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to so own or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

Section 4.17     Title to Real and Personal Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)           Real Property. The Company or one of its Subsidiaries, as the case may be, has good and defensible title to each Owned Real Property, free and clear of all Liens, except for (i) Liens that are described in (x) the Company SEC Documents, (y) the Plan or (z) the Disclosure Statement or (ii) Permitted Liens.

(b)           Leased Real Property. All Real Property Leases necessary for the operation of the Post-Effective Date Business are valid, binding and enforceable by and against the Company or its relevant Subsidiaries, and, to the Knowledge of the Company no written notice to terminate, in whole or part, any of such leases has been delivered to the Company or any of its Subsidiaries (nor, to the Knowledge of the Company, has there been any indication that any such notice of termination will be served). Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any material Real Property Lease necessary for the operation of the Post-Effective Date Business is in default or breach under the terms thereof except for such instances of default or breach that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Personal Property. The Company or one of its Subsidiaries has good title or, in the case of leased assets, a valid leasehold interest, free and clear of all Liens, to all of the tangible personal property and assets, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Plan or (z) the Disclosure Statement or (ii) Permitted Liens.  None of the representations and warranties contained in this Section 4.17(c) shall be deemed to relate to Oil and Gas Leases (which are governed by Section 4.36).

Section 4.18     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, or greater than five percent stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company SEC Documents and that are not so described in the Company SEC Documents, except for the transactions contemplated by this Agreement.

Section 4.19     Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the Post-Effective Date Business, in each case, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. None of the representations and warranties contained in this Section 4.19 shall be deemed to relate to environmental matters (which are governed by Section 4.20).

Section 4.20     Environmental. (a) The Company and its Subsidiaries are, and have been, in compliance with all applicable Laws relating to the protection of the environment, natural resources (including wetlands, wildlife, aquatic and terrestrial species and vegetation) or of human health and safety, or to the management, use, transportation, treatment, storage, disposal or arrangement for disposal of Materials of Environmental Concern (collectively, “Environmental Laws”), except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            The Company and its Subsidiaries (i) have received, possess and are in compliance with all permits, licenses, exemptions and other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”), (ii) are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such Environmental Permits, and (iii) have paid all fees, assessments or expenses due under any such Environmental Permits, except for such failures to receive and comply with Environmental Permits, or any such actions, or failure to pay any such fees, assessments or expenses that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Except with respect to matters that have been fully and finally settled or resolved, (i) there are no Legal Proceedings under any Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no such Legal Proceedings pending against any other Person that would reasonably be expected to materially adversely affect the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries have not received written notice of any actual or potential liability of the Company for the investigation, remediation or monitoring of any Materials of Environmental Concern at any location, or for any violation of Environmental Laws or Environmental Permits, where such Legal Proceedings or liability would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)           None of the Company or any of its Subsidiaries has entered into any consent decree, settlement or other agreement with any Governmental Entity, and none of the Company or its Subsidiaries is subject to any Order, in either case relating to any Environmental Laws, Environmental Permits or to Materials of Environmental Concern, except for such consent decrees, settlements, agreements or Orders that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           There has been no release, disposal or arrangement for disposal of any Materials of Environmental Concern by the Company or its Subsidiaries at, from or to any real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or its Subsidiaries that would reasonably be expected to (i) give rise to any liability of the Company or any of its Subsidiaries under any Environmental Law, or (ii) prevent the Company or any of its Subsidiaries from complying with applicable Environmental Laws or Environmental Permits, except for such Legal Proceedings, liability or burden or non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)            Neither the Company nor any of its Subsidiaries has assumed or retained by Contract or operation of Law any liabilities of any other Person under Environmental Laws or concerning any Materials of Environmental Concern, where such assumption or acceptance of responsibility would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           None of the transactions contemplated under this Agreement will give rise to any obligations to obtain the consent of or provide notice to any Governmental Entity under any Environmental Laws or Environmental Permits, except for such consents or notices the failure of which to obtain or provide as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.21     Tax Matters. (a) The Company and each of its Subsidiaries have timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries. The Tax Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries, taken as a whole, for the periods covered thereby.

(b)            All material Taxes and Tax liabilities of the Company and its Subsidiaries shown due under the Tax Returns with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or other taxable period or portion thereof that end on or before the Closing Date have been paid in full or will be paid in full pursuant to the Plan or, to the extent not yet due, have been accrued and fully provided for in accordance with GAAP, or will be provided for when required under GAAP on the financial statements of the Company included in the Company SEC Documents.

(c)            Except for proofs of claim filed in connection with the Chapter 11 Proceedings, none of the Company and any of its Subsidiaries has received any written notices from any taxing authority relating to any issue that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(d)            Except as set forth on Schedule 4.21(d), all material Taxes that the Company and its Subsidiaries (taken as a whole) were (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.

(e)            None of the Company and any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under any Law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its current or past Subsidiaries are or were the only members).

(f)            There are no tax sharing, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or Affiliate thereof and any other party (including any predecessors or Affiliates thereof) under which the Company or any of its Subsidiaries is a party to or otherwise bound by (other than such agreements (i) that are entered in the ordinary course of business or (ii) that are not expected to result in a liability for Taxes that is material to the Company and its Subsidiaries taken as a whole).

(g)            None of the Company and any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(h)            There is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company and its Subsidiaries (taken as a whole) claimed, pending or raised by an authority in writing, the resolution of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)            There are no material Liens with respect to Taxes upon any of the assets or properties of the Company and its Subsidiaries (taken as a whole), other than Permitted Liens.

Section 4.22     Company Plans.  (a)  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Plan (other than a Foreign Benefit Plan) (such plans, “U.S. Benefit Plans”) is in compliance with ERISA, the Code, other applicable Laws and its governing documents; (ii) each U.S. Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the loss of the qualification of such U.S. Benefit Plan under Section 401(a) of the Code or the imposition of any material liability, penalty or tax under ERISA or the Code; (iii) no “reportable event,” within the meaning of Section 4043 of ERISA has occurred or is expected to occur for any U.S. Benefit Plan covered by Title IV of ERISA other than events as to which the Pension Benefit Guaranty Corporation by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event or as a result of the Chapter 11 Proceedings; (iv) all contributions required to be made under the terms of any U.S. Benefit Plan have been timely made or have been (A) reflected in the financial statements of the Company included in the Company SEC Documents filed prior to the date hereof or (B) described in the Plan or Disclosure Statement; and (v) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any U.S. Benefit Plan (other than (A) routine claims for benefits payable in the ordinary course, (B) otherwise in relation to the Chapter 11 Proceedings or (C) any that, individually, could not reasonably be expected to result in a liability of the Company or any of its Subsidiaries in excess of $250,000).

(b)            No U.S. Benefit Plan (other than any “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”)) subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard and, within the past six (6) years, no U.S. Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such Company Plan. Within the past six (6) years, neither the Company nor any of its Subsidiaries have incurred any unsatisfied liability under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by reason of being treated as a single employer together with any other Person under Section 4001 of ERISA or Section 414 of the Code.

(c)            Within the past six (6) years, the Company and its Subsidiaries have not incurred any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA that has not been satisfied in full, and, to the Knowledge of the Company, no condition or circumstance exists that presents a reasonable risk of the occurrence of any other withdrawal from or the partition, termination, or insolvency of any such Multiemployer Plan.

(d)            No U.S. Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits, except for (A) death benefits, (B) benefits required by Section 4980B of the Code or similar Law, (C) benefits for which the covered individual pays the full premium cost and (D) short term and long term disability benefits.

(e)            Neither the execution of this Agreement, the Plan or the other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the U.S. Benefit Plans, or (C) limit or restrict the right of the Company to merge, amend or terminate any of the U.S. Benefit Plans.

(f)            Except as set forth on Schedule 4.22(f), the execution, delivery of and performance by the Company and its Subsidiaries of its obligations under this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or any payments under any other applicable Laws that would be treated in such similar nature to such section of the Code, with respect to any Company Plan that would be in effect immediately after the Closing.

(g)            Except as required to maintain the tax-qualified status of any U.S. Benefit Plan intended to qualify under Section 401(a) of the Code, to the Knowledge of the Company, no condition or circumstance exists that would prevent the amendment or termination of any U.S. Benefit Plan other than a U.S. Benefit Plan between the Company or any of its Subsidiaries, on the one hand, and an individual employee or director thereof, on the other hand.

Section 4.23     Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in its internal control over financial reporting.

Section 4.24     Disclosure Controls and Procedures. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

Section 4.25     Material Contracts.

(a)            All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary, except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in default or breach under the terms thereof. For purposes of this Agreement, “Material Contract” means any Contract necessary for the operation of the Post-Effective Date Business that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K or required to be disclosed on a Current Report on Form 8-K).

Section 4.26     No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other Person acting on behalf of the Company or any of its Subsidiaries, has in any material respect: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.27     Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been at all times conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.28     Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State. The Company will not directly or indirectly use the proceeds of the sale of the New Common Stock , or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State.

Section 4.29     No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the sale of the New Common Stock, the Rights Offering or the sale of the Rights Offering Shares.

Section 4.30     No Registration Rights. Except as provided for pursuant to the Registration Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act, from and after the occurrence of the Effective Date.

Section 4.31     [Reserved].

Section 4.32     Insurance. Except as would not reasonably be excepted to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and its Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; (b) all premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid; (c) the Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects; and (d) as of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

Section 4.33     Disclosure Schedule, Disclosure Statement and Company SEC Document References.

(a)            The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement.

(b)            In no event shall any information contained in any part of any Company SEC Document or Disclosure Statement entitled “Risk Factors” (or otherwise containing disclosure of risk factors or risks) or any part entitled “Forward- Looking Statements” (or otherwise containing any statements that are predictive, forward-looking or primarily cautionary in nature or do not specifically describe the facts, circumstances or conditions on which an alleged breach of the Company’s representations and warranties is based) be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

Section 4.34     Investment Company Act.  Neither the Company nor any of its Subsidiaries is an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

Section 4.35     Alternate Transactions.  As of the date hereof, neither the Company nor any of its Subsidiaries is pursuing, or is in discussions regarding, any solicitation, offer or proposal from any Person concerning any actual or proposed Alternate Transaction.

Section 4.36     Oil and Gas.

(a)            The Company has defensible title to its Oil and Gas Leases and, in no event, less than eighty-five percent (85%) of the total present value of the Oil and Gas Leases evaluated in the report of LaRoche Petroleum Consultants, Ltd. dated as of January 18, 2019 (the “Reserve Report”), and good title to all its material personal oil and gas assets in each case, free and clear of all encumbrances other than the Liens and such other encumbrances granted in favor of the secured parties under the Prepetition Credit Agreements (as defined in the RSA), including the Supporting Term Lenders, the Supporting RBL Lenders and the Prepetition Agents (as defined in the RSA) or Permitted Liens.

(b)            (i)  All rentals, royalties, overriding royalty, hydrocarbon production payments, and other payments due and payable by the Company under or with respect to the Oil and Gas Leases, have been paid or are being held in suspense in the ordinary course of business, and (ii) the Company is not obligated under any contract for the sale of hydrocarbons from the Oil and Gas Leases containing a take-or-pay, advance payment, prepayment, or similar provision (except where the failure to satisfy either or both of (i) and (ii) would not individually, or in the aggregate, have a Material Adverse Effect).

(c)            There is no outstanding authorization for expenditure or other commitment to make capital expenditures with respect to any oil and gas assets which the Company reasonably anticipates will individually require expenditures net of interest in excess of $250.0 million, except as already disclosed to the Backstop Parties.

Section 4.37     Exemption from Registration.  Assuming the accuracy of the Backstop Parties’ representations set forth in Section 5.06, 5.07 and 5.08 hereof, the issuance of New Common Stock under this Agreement (including as part of the Backstop Fee) will be exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 4.38     No General Solicitation.  None of the Company or any of its affiliates or any other Person acting on its or their behalf has solicited offers for or offered to sell any New Common Stock to be issued under this Agreement by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each Backstop Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below:

Section 5.01     Incorporation. To the extent applicable, such Backstop Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.

Section 5.02     Corporate Power and Authority. To the extent applicable, such Backstop Party has the requisite corporate, limited partnership or limited liability company power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate, limited partnership or limited liability company action required for the due authorization, execution, delivery and performance by it of this Agreement.

Section 5.03     Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes the valid and binding obligations of such Backstop Party, enforceable against such Backstop Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.

Section 5.04     No Conflict. Assuming that the consents referred to in clauses (i) and (ii) of Section 5.05 are obtained, the execution and delivery by such Backstop Party of this Agreement, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the properties or assets of such Backstop Party are subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Backstop Party and (iii) will not result in any material violation of any Law or Order applicable to such Backstop Party or any of its properties, except, in each of the cases described in clauses (i), (ii) and (iii), for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.05     Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Agreement, the compliance by such Backstop Party with all of the provisions hereof and the consummation of the transactions (including the purchase by such Backstop Party of its Backstop Commitment Percentage of the Unsubscribed Shares) contemplated herein, except (i) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, and (ii) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.06     No Registration. Such Backstop Party understands that the Unsubscribed Shares and any shares of New Common Stock issued to such Backstop Party in satisfaction of the Backstop Fee have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations as expressed herein or otherwise made pursuant hereto.

Section 5.07     Purchasing Intent. Such Backstop Party is acquiring the Unsubscribed Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.08     Sophistication; Investigation. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares being acquired hereunder. Such Backstop Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding the New Common Stock for an indefinite period of time).  Such Backstop Party has conducted and relied on its own independent investigation of, and judgment with respect to, the Company and its Subsidiaries and the advice of its own legal, tax, economic, and other advisors.

Section 5.09     No Broker’s Fees. Such Backstop Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company, for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the New Common Stock.

Section 5.10     No Legal Proceedings. Other than the Chapter 11 Proceedings and any adversary proceedings or contested motions commenced in connection therewith, there are no Legal Proceedings pending or threatened to which such Backstop Party is a party or to which any property of such Backstop Party is the subject that would reasonably be expected to, individually or in the aggregate, prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement or any other Transaction Agreement to which such Backstop Party is a party.

Section 5.11     Sufficiency of Funds.  Such Backstop Party has, or such Backstop Party on the Funding Deadline will have, sufficient immediately available funds to make and complete the payment of the aggregate Purchase Price for its Backstop Commitment Percentage of the Unsubscribed Shares on the Funding Deadline.

ARTICLE 6
ADDITIONAL COVENANTS

Section 6.01     BCA Approval Order; BCA Consummation Approval Order. The Company shall use its reasonable best efforts to (i) obtain the entry of the BCA Approval Order, and BCA Consummation Approval Order and (ii) cause the BCA Approval Order, and BCA Consummation Approval Order and any incorporated Orders to become final Orders (including by requesting that such Orders be a final Order immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable following the filing of the motion seeking entry of such Orders (for the avoidance of doubt, entry of the BCA Consummation Approval Order will be sought at the confirmation hearing). The Company shall provide to counsel for the Backstop Parties copies of the proposed BCA Approval Order, and BCA Consummation Approval Order (which may be incorporated into the Confirmation Order), and any incorporated Orders, and a reasonable opportunity to review and comment on such Orders prior to such Orders being filed with the Bankruptcy Court, and such Orders must be in form and substance reasonably acceptable to the Debtors and the Required Backstop Parties. Any amendments, modifications, changes or supplements to the BCA Approval Order, the BCA Consummation Approval Order or Confirmation Order, or any incorporated Orders, shall be in form and substance reasonably acceptable to the Debtors and the Required Backstop Parties.

Section 6.02     Confirmation Order; Plan and Disclosure Statement. The Debtors shall use their reasonable best efforts to obtain entry of the Confirmation Order. The Company shall provide to each of the Backstop Parties and its counsel a copy of any proposed amendment, modification or change to the Plan or Disclosure Statement (which amendments shall, in each case, be in form and substance acceptable to the Debtors and the Required Backstop Parties) and a reasonable opportunity to review and comment on such documents. The Company shall provide to each of the Backstop Parties and its counsel a copy of the proposed Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court, and such order must be in form and substance acceptable to the Debtors and the Required Backstop Parties.

Section 6.03     Conduct of Business. (a)  Except as explicitly set forth in this Agreement or otherwise contemplated by the RSA, Disclosure Statement and Plan or with the prior written consent of Required Backstop Parties (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course and use commercially reasonable efforts to:

(i)        preserve intact its present business;

(ii)       keep available the services of its executive officers and key employees; and

(iii)      preserve its relationships with material customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries in connection with its business.

(b)            Without limiting the generality of the foregoing, except as explicitly set forth in this Agreement or otherwise contemplated by the RSA, Disclosure Statement and Plan, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of the Required Backstop Parties (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)        amend its  articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) other than in connection with the New Organizational Documents;

(ii)       other than as disclosed in Schedule 6.03(b)(ii), incur any capital expenditures or any obligations or liabilities in respect thereof, other than within the ordinary course of business;

(iii)      acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business;

(iv)      sell, lease or otherwise transfer, or create or incur any Lien on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses, other than (A) in the ordinary course of business or (B) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $1 million in the aggregate;

(v)       other than as disclosed in Schedule 6.03(b)(v), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business;

(vi)      (A) unless required by contract, with respect to directors or executive officers of the Company or its Subsidiaries: (1) grant or increase any severance or termination pay (or amend any existing severance pay or termination arrangement) or (2) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement); (B) increase benefits payable under any existing severance or termination pay policies; or (C) increase compensation, bonus or other benefits except for increases in the ordinary course of business consistent with past practice for persons other than directors or executive officers of the Company or its Subsidiaries;

(vii)     to the extent above $5.0 million in cash after taking into account insurance proceeds, settle, or offer or propose to settle, outside the process of the contemplated bankruptcy, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby; or

(viii)    agree, resolve or commit to do any of the foregoing.

Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Company and its Subsidiaries.

Section 6.04     Antitrust Approval.

(a)            Each Party agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the other Transaction Agreements and the Plan, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

(b)            The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence, filings and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Backstop Parties and the Company.

(c)            Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) a transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d)            The Company and each Filing Party shall use reasonable best efforts to cause the waiting periods under the applicable Antitrust Laws to terminate or expire at the earliest possible date after the date of filing. The communications contemplated by this Section 6.04 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.04 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements.

Notwithstanding anything in this Agreement to the contrary, nothing shall require any Backstop Party or any of its Affiliates to (i) dispose of, license or hold separate any of its or its Subsidiaries’ or Affiliates’ assets, (ii) limit its freedom of action or the conduct of its or its Subsidiaries’ or Affiliates’ businesses or make any other behavioral commitments with respect to itself or any of its Subsidiaries or Affiliates, (iii) divest any of its Subsidiaries or its Affiliates, or (iv) commit or agree to any of the foregoing. Without the prior written consent of the Required Backstop Parties, neither the Company nor any of its Subsidiaries shall commit or agree to (i) dispose of, license or hold separate any of its assets or (ii) limit its freedom of action with respect to any of its businesses or commit or agree to any of the foregoing, in each case, in order to secure any necessary consent or approvals for the transactions contemplated hereby under the Antitrust Laws. Notwithstanding anything to the contrary herein, neither the Backstop Parties, nor any of their Affiliates, nor the Company or any of its Subsidiaries, shall be required as a result of this Agreement, to initiate any legal action against, or defend any litigation brought by, the United States Department of Justice, the United States Federal Trade Commission, or any other Governmental Entity in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the transactions contemplated hereby, or which may require any undertaking or condition set forth in the preceding sentence.

Section 6.05      Financial Information. (a) At all times prior to the Closing Date, the Company shall deliver to counsel to each Backstop Party and to each Backstop Party that so requests, subject to appropriate assurance of confidential treatment, all statements and reports the Company is required to deliver to the DIP Agent pursuant to Section 8.01 and Section 8.12 of the DIP Credit Agreement, and, if applicable to the Exit Facility Agent pursuant to the comparable section of the Exit Facility Loan Agreement (the “Financial Reports”). Neither any waiver by the DIP Lenders or, if applicable, the Exit Facility Lenders, of their right to receive the Financial Reports nor any amendment or termination of the Emergence Credit Facilities shall affect the Company’s obligation to deliver the Financial Reports to the Backstop Parties in accordance with the terms of this Agreement.

(b)            Any report, financial statement, certificate or other written information furnished in connection with the DIP Credit Agreement, including without limitation, Section 8.01, Section 8.02 and Section 8.12 thereto, shall be deemed to have been delivered in accordance with Section 6.05(a) on the date on which the Company provides written notice to the Backstop Parties that such information has been posted on the Company’s website on the internet at www.legacyreserves.com or is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

Section 6.06     Alternate Transactions.  The Company shall notify the Backstop Parties promptly (and, in any event, within 48 hours) if any bona fide proposal or offer (whether written or unwritten) for an Alternate Transaction (an “Alternate Transaction Proposal”) is received by it or its Subsidiaries or its or its Subsidiaries’ Representatives, indicating, in connection with such notice, the material terms and conditions of any such Alternate Transaction Proposal (including, if applicable, copies of any and all written inquiries, requests, proposals or offers, including any draft of proposed agreements received by the Company, also within 48 hours) and, thereafter, the Company shall keep the Backstop Parties reasonably informed of the status and terms of any such Alternate Transaction Proposals (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Backstop Parties.

Section 6.07     Reasonable Best Efforts. (a)  Without in any way limiting any other respective obligation of the Company or any Backstop Party in this Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Backstop Party shall use, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using reasonable best efforts in:

(i)        timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)       defending any Legal Proceedings challenging this Agreement, the Plan or any other Transaction Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and

(iii)      working together in good faith to finalize the Registration Rights Agreement and New Organizational Documents for timely inclusion in the Plan Supplement and filing with the Bankruptcy Court.

(b)            Subject to applicable Laws relating to the exchange of information, the Backstop Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Backstop Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, neither the Company nor the Backstop Parties are required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, each of the Company and the Backstop Parties shall act reasonably and as promptly as practicable.

(c)            Nothing contained in this Section 6.07 shall limit the ability of any Backstop Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Proceedings, so long as such appearance or objection is not inconsistent with such Backstop Party’s obligations under this Agreement or the RSA.

Section 6.08     Equity Listing. Reorganized Legacy Reserves shall be constituted as a C-corporation after the Effective Date unless otherwise determined by the Required Backstop Parties, with prior notice to and in consultation with the Debtors. The Required Backstop Parties, with prior notice to and in consultation with the Debtors, shall determine the equity listing and reporting status of Reorganized Legacy Reserves upon emergence (including, without limitation, whether Reorganized Legacy Reserves will be listed over-the-counter, listed on a national exchange or will emerge as a private company), and the Debtors and Reorganized Legacy Reserves shall use their best efforts to effectuate such determination on the Effective Date or as soon as possible thereafter.  Unless otherwise directed by the Required Backstop Parties, the Debtors agree that the Company will remain a public reporting company with the SEC during the pendency of the Chapter 11 Proceedings.

Section 6.09     Registration Rights Agreement. The Plan will provide that (i) from and after the Closing Date the Backstop Parties shall be entitled to certain registration rights pursuant to a registration rights agreement, in form and substance acceptable to the Company and the Required Backstop Parties (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.

Section 6.10     Form D and Blue Sky. The Company shall timely file a Form D with the SEC with respect to both the New Common Stock issued hereunder in connection with the Rights Offering and any shares of New Common Stock that may be issued in satisfaction of the Backstop Fee as provided herein, in each case to the extent required under Regulation D of the Securities Act, and the Company shall provide, upon request, a copy thereof to each Backstop Party. The Company shall, on or before the Closing Date and assuming that the representations and warranties of the Backstop Parties in this Agreement are true and correct in all material respects, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify for sale or issuance to the Backstop Parties the Unsubscribed Shares issued hereunder and any shares of New Common Stock that may be issued in satisfaction of the Backstop Fee as provided herein under applicable securities and “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder and any shares of New Common Stock that may be issued in satisfaction of the Backstop Fee as provided herein required under applicable securities and “blue sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.10.

Section 6.11      No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Common Stock, the Rights Offering Shares, the Rights Offering and this Agreement in a manner that would require registration of the New Common Stock to be issued by the Company on the Effective Date under the Securities Act.

Section 6.12     DTC Eligibility. Unless otherwise requested by the Required Backstop Parties, the Company shall use reasonable best efforts to promptly make, when applicable from time to time after the Closing, all Unlegended Shares eligible for deposit with The Depository Trust Company.

Section 6.13     Use of Proceeds. The Debtors will apply the proceeds from the sale of the New Common Stock for the purposes identified in the Disclosure Statement and the Plan.

Section 6.14      Share Legend. Shares of New Common Stock issued hereunder acquired by the Backstop Parties (including any Related Fund) hereunder or in connection with the Rights Offering shall be represented by uncertificated shares, and such shares shall be subject to a restrictive notation (the “Legend”) in the stock ledger or other appropriate records maintained by the Company or agent substantially similar to the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

The Legend (for restrictive notation) set forth above shall be removed from the records at any time after the restrictions described in such Legend cease to be applicable. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply.

Section 6.15     Tax Treatment. The Company and each of the Backstop Parties hereby agrees to treat the rights and obligations arising under this Agreement, including the Backstop Fee, for U.S. federal income tax purposes as an option to sell property issued by each Backstop Party to the Company in consideration for the Backstop Fee.

ARTICLE 7
CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.01     Conditions to the Obligation of the Backstop Parties. The obligations of each Backstop Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.02) the satisfaction of the following conditions:

(a)            BCA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order, such order shall be in full force and effect, and not subject to a stay.

(b)            RSA.  The RSA shall have been executed and delivered by the Company and shall remain in full force and effect.

(c)            BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), such order shall be in full force and effect, and not subject to a stay.

(d)            Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such order shall be in full force and effect, and not subject to a stay.

(e)            Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date set forth in the Plan shall have been satisfied or, with the prior written consent of the Required Backstop Parties, waived in accordance with the terms thereof and the Plan.

(f)             Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the Rights Offering Procedures Order and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(g)            Plans Sponsor Backstop Commitment. The Debtors shall have received, or shall receive substantially concurrently with the Closing, no less than $189,800,000 in aggregate cash proceeds from the Sponsor Commitment Agreement.

(h)            Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto.

(i)             Expense Reimbursement. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.03.

(j)             Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(k)            No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(l)             Representations and Warranties.

(i)         The representations and warranties of the Debtors contained in Sections  4.04, 4.06(ii), and 4.29 shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).

(ii)        The other representations and warranties of the Debtors contained in this Agreement shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)           Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(n)            Officer’s Certificate. The Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Section 7.01(k) and Section 7.01(l) have been satisfied.

(o)            Material Adverse Change. (i) From the date hereof to the Closing Date, there shall not have occurred, and there shall not exist, any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) the Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming the same; provided that the condition in this Section 7.01(n) shall be deemed satisfied unless the Required Backstop Parties deliver a notice to the Company on or prior to the Closing Date stating that such condition has not been satisfied.

(p)            Funding Notice.  The Backstop Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

Section 7.02      Waiver of Conditions to Obligation of Backstop Parties. All or any of the conditions set forth in Section 7.01 may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by the Required Backstop Parties in their sole discretion and if so waived, all Backstop Parties shall be bound by such waiver; provided that notwithstanding the foregoing, the Required Backstop Parties desiring to waive all or any of the conditions set forth in Section 7.01 (such Required Backstop Parties, the “Waiving Backstop Parties”) may require any other Backstop Parties that are not willing to waive the applicable conditions (the “Non- Waiving Backstop Parties”), and such Non-Waiving Backstop Parties shall upon written request by the Waiving Backstop Parties be so required, to transfer and assign to the Waiving Backstop Parties all of the Non-Waiving Backstop Parties’ Backstop Commitment in accordance with the Waiving Backstop Parties’ pro rata share (based on the aggregate Backstop Commitments of the Waiving Backstop Parties) of the Non- Waiving Backstop Parties’ Backstop Commitment or as otherwise reasonably agreed upon by such Waiving Backstop Parties.

Section 7.03      Conditions to the Obligation of the Company. The obligation of the Company and the other Debtors to consummate the transactions contemplated hereby with any Backstop Party is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a)            Disclosure Statement Order. The Bankruptcy Court shall have entered the Disclosure Statement Order, such order shall be in full force and effect, and not subject to a stay.

(b)            BCA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order, and such order shall be a Final Order.

(c)            BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), and such order shall be a Final Order.

(d)            Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order.

(e)            Conditions to the Plan. The conditions to the occurrence of the Effective Date as set forth in the Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Plan.

(f)             Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(g)            No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(h)            Representations and Warranties. The representations and warranties of each Backstop Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(i)             Covenants. The applicable Backstop Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement.

(j)             RSA.  The RSA shall have been executed and delivered and shall remain in full force and effect.

ARTICLE 8
INDEMNIFICATION AND CONTRIBUTION

Section 8.01      Indemnification Obligations. The Company and the other Debtors (the “Indemnifying Parties” and each an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party, its Affiliates, shareholders, members, partners and other equity holders, general partners, managers and its and their respective Representatives, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement, including the last sentence of Section 2.05(c)) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the RSA, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitments, the Rights Offering, the payment of the Backstop Fee or the use of the proceeds hereunder, from the Rights Offering, or, subject to Section 8.06, any breach by the Debtors of any representation, warranty, covenant, obligation or other provision of this Agreement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Backstop Party and its Related Parties, caused by a Backstop Party Default by such Backstop Party, (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the fraud, willful misconduct or gross negligence of such Indemnified Person, (c) a material breach of the representations and warranties made by such Indemnified Person in this Agreement, or (d) a material breach by such Indemnified Person of its obligations under this Agreement.

Section 8.02      Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article 8. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (A) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to any local counsel in each jurisdiction in which local counsel is required as well as in the case of any perceived or actual conflict, appropriate conflict counsel) and all such expenses shall be reimbursed as they occur), (B) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Indemnified Claims, (C) the Indemnifying Party shall have failed or is failing to defend such claim, and is provided written notice of such failure by the Indemnified Person and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (D) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.  Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit of the Company or its Subsidiaries and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries after due consultation with the Required Backstop Parties.

Section 8.03      Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article 8. Notwithstanding anything in this Article 8 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article 8, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (A) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably acceptable to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (B) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.04      Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.01, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the New Common Stock contemplated by this Agreement and the Plan bears to (b) the Backstop Fee paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.05      Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article 8 shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all Tax purposes. The provisions of this Article 8 are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the obligations of the Company under this Article 8 shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and the Company may comply with the requirements of this Article 8 without further Order of the Bankruptcy Court.

Section 8.06      No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of the Company pursuant to this Article 8 and the other obligations set forth in Section 9.02 shall survive the Closing Date until the latest date permitted by applicable Law and, if applicable, be assumed by Reorganized Legacy Reserves and its Subsidiaries.

ARTICLE 9
TERMINATION

Section 9.01      Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to entry of the Disclosure Statement Order, the BCA Approval Order, the BCA Consummation Approval Order and the Confirmation Order):

(a)            by mutual written consent of the Company and the Required Backstop Parties;

(b)            [Reserved];

(c)            by the Company by written notice to each Backstop Party or by the Required Backstop Parties by written notice to the Company if any Law or Final Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements; provided that the Company or the Required Backstop Parties (as applicable) shall not be permitted to terminate this Agreement pursuant to this Section 9.01(c) if the Company or the Required Backstop Parties (as applicable) have not complied in all material respects with its or their obligations under Sections 6.04 and 6.07 of this Agreement;

(d)            by the Required Backstop Parties upon written notice to the Company if:

(i)         any of the BCA Approval Order, the BCA Consummation Approval Order, Disclosure Statement Order or the Confirmation Order is reversed, dismissed or vacated or is modified or amended after entry in a manner that is not reasonably acceptable to the Required Backstop Parties;

(ii)        there shall have been a Change of Recommendation;

(iii)       the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.01(k), or Section 7.01(l), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company or the other Debtors by the earlier of (A) the tenth (10th) Business Day after the giving of notice thereof to the Company by any Backstop Party and (B) the Business Day prior to the Outside Date; provided that the Backstop Parties shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(iii) if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.03 being satisfied;

(iv)       the RSA has been terminated as to the Supporting Noteholders (as defined in the RSA) in accordance with its terms; or

(v)        any of the Chapter 11 Proceedings shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court has entered an Order in any of the Chapter 11 Proceedings appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Proceedings;

(e)            by the Required Backstop Parties (other than a Defaulting Backstop Party) if the Closing Date has not occurred by 11:59 p.m., New York City time on December 11, 2019 (the “Outside Date”); provided that the Required Backstop Parties shall not be permitted to terminate this Agreement pursuant to this Section 9.01(e) if the failure of the Closing to occur prior to the Outside Date is the result of a breach of this Agreement by the Required Backstop Parties; provided further that upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.03(a); or

(f)             by the Company upon written notice to each Backstop Party if:

(i)         subject to the right of the Backstop Parties to arrange a Backstop Party Replacement in accordance with Section 2.03(a) with respect to a Backstop Party Default, any Backstop Party shall have breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.03(h) or Section 7.03(i), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Party by the earlier of (1) the tenth (10th) Business Day after the giving of notice thereof to such Backstop Party by the Company and (2) the Business Day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(e)(i) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.01 being satisfied;

(ii)        the Company or any of its Subsidiaries enters into any Alternate Transaction Agreement, the Bankruptcy Court approves or authorizes an Alternate Transaction at the request of the Company or any of its Subsidiaries or any Affiliate of the Company files a motion to approve any actual Alternate Transaction (or any public announcement of the foregoing); provided that the Company may only terminate this Agreement pursuant to this Section 9.01(f)(ii) if the Company has not breached in any material respect any of its obligations under Section 6.06;

(iii)       if the Closing Date has not occurred by the Outside Date; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(f)(iii) if the failure of the Closing to occur prior to the Outside Date is the result of a breach of this Agreement by the Company; provided further that upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.03(a);

(iv)       the RSA has been terminated in accordance with its terms; or

(v)        any of the BCA Approval Order, the BCA Consummation Approval Order or the Confirmation Order is reversed, dismissed or vacated or is modified or amended after entry in a manner that is not reasonably acceptable to the Debtors.

Section 9.02      Effect of Termination.

Upon termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Debtors or the Backstop Parties; provided that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article 3, to satisfy their indemnification obligations pursuant to Article 8 shall survive the termination of this Agreement indefinitely and shall remain in full force and effect, (ii) the provisions set forth in this Section 9.02 and Article 10 shall survive the termination of this Agreement in accordance with their terms and (iii) nothing in this Section 9.02 shall relieve any Party from liability for any breach of this Agreement prior to any termination of this Agreement.

ARTICLE 10
GENERAL PROVISIONS

Section 10.01    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or e-mail, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the Parties, and shall be deemed effective when received, at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)            If to the Company:

Legacy Reserves Inc.
303 W. Wall Street, Suite 1800
Midland, Texas 79701
Attention: Bert Ferrara
Email: bferrara@legacyreserves.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, TX 77002
Attention: George J. Vlahakos; Duston K. McFaul; Bojan Guzina
Email: gvlahakos@sidley.com; dmcfaul@sidley.com; bguzina@sidley.com

If to a Backstop Party:

To the address set forth on such Backstop Party’s signature page with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Brian M. Resnick; Stephen Salmon; Derek Dostal
E-mail: brian.resnick@davispolk.com; stephen.salmon@davispolk.com; derek.dostal@davispolk.com or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

Any notice given by personal delivery, mail, facsimile, e-mail or courier shall be effective when received.

Section 10.02    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company (such consent shall not be unreasonably withheld or conditioned) and the Backstop Parties, other than an assignment by a Backstop Party expressly permitted by Section 2.03, 2.06, 7.02 or 10.07 and any purported assignment in violation of this Section 10.02 shall be void ab initio and of no force or effect. Except as expressly provided in Article 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 10.03    Prior Negotiations; Entire Agreement.

(a)            This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any Backstop Party Confidentiality Agreements heretofore executed will continue in full force and effect.

(b)            Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.07.

Section 10.04    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY TO THE LAWS OF ANY OTHER JURISDICTION, AND (B) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.  THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY).  THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT.  EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM.  THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.05    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.06    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.  Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 10.07    Waivers and Amendments; Rights Cumulative. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Required Backstop Parties (other than a Defaulting Backstop Party); provided that each Backstop Party’s prior written consent shall be required for any amendment that would have the effect of: (i) modifying such Backstop Party’s Backstop Commitment Percentage, (ii) increasing the Per Share Price to be paid in respect of the Unsubscribed Shares, (iii) changing the terms of or conditions to the payment of the Backstop Fee; (iv) changing any termination rights as set forth in Article 9, (v) changing any provision of this Section 10.07, (vi) changing any provision of the definition of “Required Backstop Parties” or (vii) otherwise disproportionately or materially adversely affecting such Backstop Party. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.01 and 7.03, the waiver of which shall be governed solely by Article 7) may be waived (x) by the Debtors only by a written instrument executed by the Company and (y) by the Required Backstop Parties only by a written instrument executed by all of the Required Backstop Parties.

Notwithstanding anything to the contrary contained in this Agreement, the Backstop Parties may agree, among themselves, to reallocate their Backstop Commitment Percentages, without any consent or approval of any other Party; provided, however, for the avoidance of doubt any such agreement among the Backstop Parties shall require the prior written consent or approval of all Backstop Parties affected by such reallocation. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

Section 10.08    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.09    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions, plus attorneys’ fees and costs related to such relief, without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties (other than a Defaulting Backstop Party) will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits from a Party other than a Defaulting Backstop Party.

Section 10.11    No Reliance. No Backstop Party or any of its Related Parties shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) (i) no Backstop Party or any of its Related Parties shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity and (ii) no Backstop Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12    Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement.  No Party shall issue any such press release or make any such public statement prior to such consultation, except to the extent the disclosing Party determines it is required to do so by applicable Law, in which case such Party shall use commercially reasonable efforts to consult with the other Party (or Parties) before issuing any such release or making any such public statement.

Section 10.13    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Proceedings (other than a proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of the Company’s or other Debtor’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation.

Section 10.14    No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 10.15    Severability.   In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Chief Executive Officer

[Signature Page to Backstop Commitment Agreement]

CANYON-ASP FUND, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address For Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

CANYON BALANCED MASTER FUND, LTD.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

CANYON DISTRESSED OPPORTUNITY MASTER FUND II, L.P.

By: Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

CANYON-SL VALUE FUND, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

THE CANYON VALUE REALIZATION MASTER FUND, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

CANYON BLUE CREDIT INVESTMENT FUND L.P.

By:	Canyon Capital Advisors, LLC
its co-Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

By:	Canyon Partners Real Estate LLC,
Its co-Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

CANYON-EDOF (MASTER) L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonprartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

CANYON-GRF MASTER FUND II, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

CANYON DISTRESSED OPPORTUNITY INVESTING FUND II, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

CANYON NZ-DOF INVESTING, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

CANYON VALUE REALIZATION MAC 18 LTD.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

CANYON VALUE REALIZATION FUND, L.P.

By:	Canyon Capital Advisors, LLC
its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Address for Notice:

c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, CA 90067
Attention: Legal Department
Email: legal@canyonpartners.com;
rviyer@canyonpartners.com;
rteahen@canyonpartners.com

[Signature Page to Backstop Commitment Agreement]

By: JCG 2016 Holdings, LP

By:		/s/ John C. Goff
Name: John C. Goff
	Title:	Manager, JCG 2016 Management,
LLC, as General Partner

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

By:		The John C. Goff 2010 Family Trust

By:		/s/ John C. Goff
Name: John C. Goff
Title: Trustee

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

By:		John C. Goff SEP-IRA

By:		/s/ John C. Goff
Name: John C. Goff
Title:

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

[Signature Page to Backstop Commitment Agreement]

By: Kulik Partners, LP

By:		/s/ John C. Goff
Name: John C. Goff
	Title:	Manager, Kulik GP, LLC, as General Partner

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

By:	Jill Goff

By:		/s/ Jill Goff
Name: Jill Goff
Title:

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

By:	Cuerno Largo Partners, LP

By:		/s/ John C. Goff
Name: John C. Goff
	Title:	Chief Executive Officer
Goff Capital, Inc., as General Partner

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

[Signature Page to Backstop Commitment Agreement]

By:	Goff Family Investments, LP

By:		/s/ John C. Goff
Name: John C. Goff
	Title:	Chief Executive Officer
Goff Capital, Inc., as General Partner

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

By:	The Goff Family Foundation

By:		/s/ John C. Goff
Name: John C. Goff
Title: Sole Board Member

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

GOFF FOCUSED STRATEGIES LLC, on behalf of certain funds or accounts managed by it

By:	Goff REN Holdings, LLC or its affiliates

By:		/s/ John C. Goff
Name: John C. Goff
	Title:	Chief Executive Officer, GFS REN GP, LLC, as Manager

Address for Notice:

500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attention: Jennifer Terrell
Email: jterrell@goffcp.com
Facsimile: 817-882-8900

[Signature Page to Backstop Commitment Agreement]

Wilkie Colyer

By:	/s/ Wilkie Colyer
Name: Wilkie Colyer
Title: Individual

Address for Notice:

717 Texas Ave., Suite 2900
Houston, Texas 77002
Attention: Wilkie Colyer
Email: wscolyer@gmail.com
Facsimile: (713) 236-4498

MGA INSURANCE COMPANY, INC.

By:	/s/ Glenn W. Anderson
Name: Glenn W. Anderson
Title: President and CEO

Address for Notice:

3333 Lee Parkway, Suite 1200
Dallas, TX 75219
Attention: Glenn W. Anderson
Email: glenn.anderson@gainsco.com
Facsimile: 972-629-4401

PINGORA PARTNERS LLC, on behalf of certain Funds or accounts managed by it

By:	Keith B. Ohnmeis

By:	/s/ Keith B. Ohnmeis
Name: Keith B. Ohnmeis
	Title:	Managing Member, Registered Investment Advisor (RIA)

Address for Notice:

PO Box 1250
Wilson WY 83014
Attention: Keith B. Ohnmeis
Email: kohnmeis@pingorapartners.com
Facsimile: 307-739-8686

[Signature Page to Backstop Commitment Agreement]

/s/ Robert W. Stallings

Address for Notice:

3333 Lee Parkway, Suite 1200
Dallas, TX 75219
Attention: Robert W. Stallings
Email: Robert.stallings@gainsco.com
Facsimile: 972-629-4401

DOUBLELINE INCOME SOLUTIONS FUND

By:	/s/ Ronald R. Redell
Name: Ronald R. Redell
Title: President

Address for Notice:

333 S. Grand Avenue, 18th Floor
Los Angeles, CA 90071
Attention: Global Developed Credit
Email: gdc@doubleline.com
Facsimile:

J.H. LANE PARTNERS MASTER FUND, L.P.

By:	/s/ Haskel Ginsberg
Name: Haskel Ginsberg
Title: CFO

Address for Notice:

126 East 56th Street
Suite 1620
New York, NY 10022
Attention: Haskel Ginsberg
Email: hginsberg@jhlanepartners.com
Facsimile: 212-899-9796

[Signature Page to Backstop Commitment Agreement]

GSO ENERGY SELECT OPPORTUNITIES FUND AIV-3 LP
By: GSO Energy Select Opportunities Associates, LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO ENERGY PARTNERS-A LP
By:	GSO Energy Partners-A Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO Energy Partners-B LP
By:	GSO Energy Partners-B Associates, LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO ENERGY PARTNERS-C LP
By: GSO Energy Partners-C Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

[Signature Page to Backstop Commitment Agreement]

GSO ENERGY PARTNERS-C II LP
By: GSO Energy Partners-C Associates II LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO ENERGY PARTNERS-D LP
By: GSO Energy Partners-D Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
By: GSO Palmetto Opportunistic Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO CSF III AIV-3 LP
By: GSO Capital Solutions Associates III LP, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

GSO ADGM I LGCY LP
By: GSO Anguille des Grand Montets Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa. J Beeney
	Title:	Authorized Signatory

[Signature Page to Backstop Commitment Agreement]

Noteholder Backstop Commitment Percentages

Exhibit A

Form of Joinder Agreement

Reference is made to the Noteholder Backstop Commitment Agreement, dated as of June 13, 2019 (as amended from time to time, the “Agreement”) among Legacy Reserves Inc. and the Backstop Parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

The undersigned hereby confirms that all of the representations and warranties in Article 5 of the Agreement are accurate and agrees to be bound by all of the obligations of the Backstop Parties set forth in the Agreement as if it were an original party thereto.

Sections 10.04 and 10.05 of the Agreement are hereby incorporated herein as if set forth herein in their entirety.

IN WITNESS WHEREOF, the undersigned has caused this joinder agreement to be duly executed and delivered as of [DATE].

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By:

By:
Name:
Title: